SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2011

INGRAM MICRO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 E. St. Andrew Place

Santa Ana, CA 92705

(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)(1)	On November 29, 2011, the Board of Directors of Ingram Micro Inc. (the “Company”) elected Alain Monié, the Company’s President and Chief Operating Officer, to serve as a member of the Company’s Board of Directors, effective on the same date.

(d)(2)	As an executive officer of the Company, Mr. Monié will not receive any additional compensation to serve on the Board of the Company.

(d)(3)	Mr. Monié has not been and is not currently expected to be appointed to serve on any committees of the Company’s Board of Directors.

(e)

At its November 29th meeting, the Board of Directors of the Company approved a form of Directors & Officers Indemnification Agreement (the “Agreement”) and authorized the Company to enter into such an Agreement with each of the Company’s Board members and each of the Company’s executive officers.

The form of the Agreement provides that, subject to exceptions specified in the Agreement, the Company will indemnify the indemnitee to the fullest extent permitted by applicable law with respect to certain expenses and liabilities incurred by the indemnitee or on the indemnitee’s behalf by reason of the indemnitee’s Corporate Status (as defined in the Agreement) in connection with a Proceeding (as defined in the Agreement). The Company will also advance the indemnitee certain expenses incurred in connection with a Proceeding. A copy of the form of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Additionally, the Board of Directors of the Company approved an amendment to the Compensation Policy for Members of the Board of Directors (the “Policy”) changing the date of equity award grants from the first trading day of March to the first trading day of January, and, to conform the policy to the Company’s recently updated Corporate Governance Guidelines, modifying the stock ownership requirement to now require each director, beginning five years from the date of such director’s election to the Board of Directors, to achieve and maintain ownership of shares of the Company’s common stock with aggregate value equal to three times the maximum amount of cash retainer that may be selected by such director under the Policy (not taking into account additional cash compensation for other special roles on the Board of Directors such as being the Chairman of the Board, a committee chair or being a member of a specific Board committee). Copies of the amended Policy and the Company’s updated Corporate Governance Guidelines are attached hereto as Exhibits 10.2 and 99.1, respectively, and incorporated herein by reference.

The descriptions of the form of the Agreement and changes to the Policy and Corporate Governance Guidelines set forth above are qualified in their entirety by reference to the full and complete terms of the Agreement, the Policy and the Corporate Governance Guidelines, filed herewith and incorporated by reference as described above.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)	On November 29, 2011, the Company’s Board of Directors also approved an amended and restated Code of Conduct for the Company. The revisions to the Code of Conduct emphasize the Company’s values, the Company’s commitment to corporate social responsibility and that the Company will protect from retaliation any employees reporting conduct concerns. The revisions also broaden the areas of risk explicitly discussed, facilitate easier access to additional relevant information and add illustrative examples to the Code of Conduct.

The description of the changes to the Code of Conduct set forth above is qualified in its entirety by reference to the full and complete terms of the amended and restated Code of Conduct, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Directors & Officers Indemnification Agreement

10.2	Compensation Policy for Members of the Board of Directors, amended and restated as of November 29, 2011

14.1	Code of Conduct, amended and restated as of November 29, 2011

99.1	Corporate Governance Guidelines, amended and restated as of September 13, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Executive Vice President, Secretary and General Counsel

Date: December 2, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Directors & Officers Indemnification Agreement

10.2	Compensation Policy for Members of the Board of Directors, amended and restated as of November 29, 2011

14.1	Code of Conduct, amended and restated as of November 29, 2011

99.1	Corporate Governance Guidelines, amended and restated as of September 13, 2011